Exhibit 99.1

FOR IMMEDIATE RELEASE

Berry Global Announces Pricing of Offering of First Priority Senior Secured Notes

EVANSVILLE, Ind. – January 10, 2024 – Berry Global Group, Inc. (NYSE: BERY) (“Berry”), a leading supplier of packaging solutions for consumer goods and industrial products, announced today the pricing of a private placement launched January 10, 2024, by its wholly owned subsidiary, Berry Global, Inc. (the “Issuer”). The Issuer will issue $800,000,000 of its First Priority Senior Secured Notes due 2034 (the “Notes”). The closing of the private placement offering is expected to occur on or about January 17, 2024.

The Notes will bear interest at a rate of 5.650%, payable semiannually, in cash in arrears, on January 15 and July 15 of each year, commencing on July 15, 2024. The Notes will mature on January 15, 2034.

The Notes will be guaranteed by Berry and each of the Issuer’s existing and future direct or indirect domestic subsidiaries that guarantees the Issuer’s senior secured credit facilities and existing first priority secured notes, subject to certain exceptions. The Notes and the guarantees thereof will be unsubordinated obligations of the Issuer and will rank equally in right of payment with all of the Issuer’s, and, in the case of the guarantees, to all of the guarantors’, existing and future unsubordinated debt. The guarantee by Berry will be unsecured. The Notes will be secured on a second priority basis by liens (subject to certain exceptions and permitted liens) on accounts receivable, inventory and certain related assets that secure the Issuer’s revolving credit facility, and on a first priority basis by liens on the property and assets of the Issuer and the subsidiary guarantors that secure the Issuer’s senior secured term loan credit facility, subject to certain exceptions.

The net proceeds from the offering are intended to prepay a portion of certain existing indebtedness of the Issuer and to pay certain fees and expenses related to the offering.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes have not been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Berry

At Berry Global Group, Inc. (NYSE: BERY), we create packaging and engineered products that we believe make life better for people and the planet. We do this every day by leveraging our unmatched global capabilities, sustainability leadership, and deep innovation expertise to serve customers of all sizes around the world. Harnessing the strength in our diversity and industry-leading talent of more than 40,000 global employees across more than 250 locations, we partner with customers to develop, design, and manufacture innovative products with an eye toward the circular economy. The challenges we solve and the innovations we pioneer benefit our customers at every stage of their journey. For more information, visit our website, or connect with us on LinkedIn or Twitter.

Forward Looking Statements

Certain statements and information in this release that are not historical, including statements relating to the Notes and the expected future performance of the Company, may constitute “forward looking statements” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “anticipates” or “looking forward,” or similar expressions that relate to our strategy, plans, intentions, or expectations. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.

These forward-looking statements are subject to risks and uncertainties that may change at any time, and therefore, our actual results may differ materially from those that we expected due to a variety of factors, including without limitation: (1) risks associated with our substantial indebtedness and debt service; (2) changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices to our customers on a timely basis; (3) risks related to acquisitions or divestitures and integration of acquired businesses and their operations, and realization of anticipated cost savings and synergies; (4) risks related to international business, including transactional and translational foreign currency exchange rate risk and the risks of compliance with applicable export controls, sanctions, anti-corruption laws and regulations; (5) increases in the cost of compliance with laws and regulations, including environmental, safety, and climate change laws and regulations; (6) labor issues, including the potential labor shortages, shutdowns or strikes, or the failure to renew effective bargaining agreements; (7) risks related to disruptions in the overall global economy, persistent inflation, supply chain disruptions, and the financial markets that may adversely impact our business; (8) risk of catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions; (9) risks related to weather-related events and longer-term climate change patterns; (10) risks related to the failure of, inadequacy of, or attacks on our information technology systems and infrastructure; (11) risks that our restructuring programs may entail greater implementation costs or result in lower cost savings than anticipated; (12) risks related to future write-offs of substantial goodwill; (13) risks of competition, including foreign competition, in our existing and future markets; (14) risks related to market conditions associated with our share repurchase program; (15) risks related to market disruptions and increased market volatility; and (16) the other factors and uncertainties discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K filed on November 17, 2023 and subsequent filings with the Securities and Exchange Commission.  We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  Accordingly, readers should not place undue reliance on those statements.  All forward-looking statements are based upon information available to us on the date hereof.  All forward-looking statements are made only as of the date hereof and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:

Dustin Stilwell

+1 812.306.2964

ir@berryglobal.com

Global Media Contact:

Anna Raben

+1 812.492.1387

mediarelations@berryglobal.com